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                                                                   Exhibit 10.19

                              SKILLSOFT CORPORATION

                                 PREFERRED STOCK
                               PURCHASE AGREEMENT

     This Agreement is made as of January 8th, 1998 among SkillSoft Corporation, a Delaware corporation, (the "Company") G-Fund L.L.C., a Delaware limited liability company ("Gartner"), Warburg, Pincus Ventures, L.P., a Delaware limited partnership, ("Warburg") and Warburg and Gartner ("Purchasers").

     In consideration of the mutual promises, conditions and covenants hereinafter set forth, the parties hereto agree as follows:

                                    SECTION 1

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

     1.1 AUTHORIZATION OF SERIES A, SERIES B AND SERIES C PREFERRED STOCK. On or before the Series A Closing (as defined in Section 2.1 below), the Company will authorize the sale and issuance of up to 4,000,000 shares (the "Series A Shares") of its Series A Preferred Stock (the "Series A Preferred"), up to 2,857,143 shares (the "Series B Shares") of its Series B Preferred Stock (the "Series B Preferred") and up to 3,174,603 shares (the "Series C Shares") of its Series C Preferred Stock (the "Series C Preferred"), in each case in accordance with the terms of this Agreement and with each such series having the rights, preferences, privileges and restrictions as set forth in the Amended and Restated Certificate of Incorporation (the "Restated Certificate") in the form attached to this Agreement as EXHIBIT A.

     1.2 SALE OF SERIES A SHARES. Subject to the terms and conditions hereof and at the Series A Closing (as defined in Section 2.1), the Company will issue and sell to the Purchasers, and the Purchasers will buy from the Company, 4,000,000 shares of Series A Preferred, at a purchase price of $1.75 per share.

     1.3 SALE OF SERIES B SHARES. Subject to the terms and conditions herein, the Company may elect to issue and sell to the Purchasers, and the Purchasers will buy from the Company, up to an aggregate of 2,857,143 shares of Series B Preferred at a price of $2.10 per Share, in the amounts for the aggregate prices set forth opposite each Purchaser's name in the Schedule of Purchasers attached hereto. The first Series B Closing must be for at least 1,430,000 shares of Series B Preferred and any subsequent Series B Closing must be for the balance of the Series B Shares unsold after the first Series B Closing (each such closing a "Series B Closing"). The Company may elect to sell fewer than 2,857,143 shares of Series B Preferred to the Purchasers provided, however, any shares sold must be sold in the increments described in the preceding sentence. Warburg and Gartner will purchase 90% and 10%, respectively, of the shares to be sold at each Series B Closing. In order to effect any sale of Series B Preferred to the Purchasers, the Company must for each closing provide written notice to the Purchasers of its intent to effect such sale at least 30 calendar days prior to each proposed closing date (each such date a "Series B Closing Date") for such sale and indicate in such notice the total number of shares to be issued and sold


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(each such notice a "Series B Notice of Sale"). If the Company provides a Series
B Notice of Sale to the Purchasers, the obligations of Purchasers to purchase the number of Series B Shares set forth in such notice at each Series B Closing shall be subject to Warburg's current approval of the Company's operating performance from the date hereof through each Series B Closing Date and its then financial and business condition (the "Warburg Approval"), which Warburg
Approval shall not be unreasonably withheld. For the purposes of this Section 1.3, Warburg's ability to reasonably withhold Warburg's Approval shall include, but not be limited to those situations where: (i) the Company's revenues or expenses for the quarter preceding each proposed closing date are more than 10 percent below or above, respectively, the level proposed in the business plan provided to Warburg and attached hereto as EXHIBIT B or as modified approved by the Board of Directors of the Company (the "Business Plan"); or (ii) Warburg reasonably believes that any currently proposed acquisition by the Company of any business, products or technologies will materially affect the business, financial condition or results of operations of the Company or prospects therefor.

     1.4 SALE OF SERIES C SHARES. Subject to the terms and conditions herein, the Company MAY elect to issue and sell to the Purchasers, and the Purchasers WILL buy from the Company, up to an aggregate of 3,174,603 shares of Series C Preferred at a price of $3.15 per Share, in the amounts and for the aggregate prices set forth opposite each Purchaser's name in the Schedule of Purchasers. Such shares may be sold in up to three separate closings (each such closing a "Series C Closing"). Each Series C Closing must be for the lesser of 1,000,000 shares or the balance of the Series C Shares unsold after any previous Series C Closing. The Company may elect to sell fewer than 3,174,603 shares of Series C Preferred to the Purchasers provided, however, any shares sold must be sold in the increments described in the preceding sentence. Warburg and Gartner will purchase 90% and 10%, respectively, of the shares to be sold at each Series C Closing. In order to effect any sale of Series C Preferred to the Purchasers, the Company must for each closing provide notice to the Purchasers of its intent to effect such sale at least 15 business days prior to each proposed closing date (each such date a "Series C Closing Date") for such sale and indicate in such notice the total number of shares to be issued and sold (each such notice a "Series C Notice of Sale"). If the Company provides a Series C Notice of Sale to the Purchasers, the obligations of Purchasers to purchase the number of Series C Shares set forth in such notice at each Series C Closing shall be subject to the Warburg Approval, which Warburg Approval shall not be unreasonably withheld. For the purposes of this Section 1.4, Warburg's ability to reasonably withhold Warburg's Approval shall include, but not be limited to, those situations where:
(i) the Company's revenues or expenses for the quarter preceding each proposed closing date are more than 10 percent below or above, respectively, the level proposed in the Business Plan; or (ii) if Warburg reasonably believes that any then currently proposed acquisition by the Company of any business, products or technologies will materially adversely affect the business, financial condition or results of operations of the Company or prospects therefor.

     1.5 FINANCING PREFERENCE. Notwithstanding any other provision in this Agreement, the Company may not seek any outside financing from third parties through the sale of the Series B Preferred or Series C Preferred at a price equal or greater than $2.10 or $3.15, respectively, or any other security of the Company for which the consideration per share of such security is greater than the conversion price per share of the most recent series of the Company's preferred stock sold by the Company, until the Company has in good faith first offered the entire tranche of Series B Shares and the Series C Shares to the Purchasers pursuant to this Section 1, PROVIDED, HOWEVER,


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that after the Company has offered such shares to the Purchasers, each Purchaser shall have 10 business days from the date such shares were offered to confirm to the Company that it is its good faith intention to consummate, and that it has no reason to believe that it will not consummate, the purchase in accordance with the terms of this Agreement its entire pro rata portion of the shares offered. Any Purchaser who fails to provide such confirmation within such 10-day period shall forfeit its right to purchase shares under the terms of this Agreement, and the Company shall be free to offer and sell to any third party such Purchaser's shares unless the Purchasers agree that Warburg shall purchase such Purchaser's entire pro rata portion.

                                    SECTION 2

                             CLOSING DATES; DELIVERY

     2.1. SERIES A CLOSING. The closing of the purchase and sale of the Series A Preferred hereunder shall be held at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California at 2:00 p.m., local time, on January __, 1998 (the "Series A Closing") or at such other time and place upon which the Company and the Purchasers shall agree. The date of the Series A Closing is sometimes hereinafter referred to as the "Series A Closing Date," and the Series A Closing Date, the Series B Closing Date and the Series C Closing Date are sometimes hereinafter referred to together as the "Closing Dates." The Series A Closings, Series B Closings and Series C Closings are sometimes hereinafter referred to together as the "Closings" and individually as a "Closing."

     2.2. SERIES B CLOSINGS. Subject to Section 1.3 above, each Series B Closing shall occur on the first business day following the thirtieth calendar day after the Company provides a notice of sale as described in Section 1.3 hereof or at such other time and place as the Company and the Purchasers mutually agree upon in writing.

     2.3. SERIES C CLOSINGS. Subject to Section 1.4 above, each Series C Closing shall occur on the first business day following the thirtieth calendar day after the Company provides a notice of sale as described in Section 1.4 hereof or at such other time and place as the Company and the Purchasers mutually agree upon in writing.

     2.4. DELIVERY. At each Closing, the Company shall deliver to each Purchaser a certificate or certificates, registered in such Purchaser's name representing the number of Series A Preferred, Series B Preferred or Series C Preferred to be purchased by such Purchaser, against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the Schedule of Exceptions attached hereto as EXHIBIT C ("Schedule of Exceptions"), which Schedule of Exceptions the Company shall have the right to amend and restate in connection with each Closing subsequent to the Series A Closing, the Company represents and warrants to each Purchaser, as of the Series A Closing Date, each Series B Closing Date, and each Series C Closing Date as applicable (subject to changes occurring


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in the normal and ordinary course of the Company's business that are not materially adverse to the Company, its financial position or prospects) or as otherwise contemplated herein or by the Business Plan, as follows:

     3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Company has furnished copies of its Certificate of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Dates, as applicable.

     3.2 CORPORATE POWER. The Company has now, or will have at the Closing Dates, as applicable, all requisite legal and corporate power and authority to execute and deliver this Agreement, the Stockholders Agreement, the Investor Rights Agreement in substantially the form attached hereto as EXHIBIT D (the "Rights Agreement"), to sell and issue the Series A Shares, Series B and Shares and Series C Shares hereunder, to issue the Common Stock issuable upon conversion of the Series A Shares and Series B Shares ("Conversion Shares"), and to carry out and perform all of its obligations under the terms of this Agreement and such other agreements and instruments.

     3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise control, directly or indirectly, or have any ownership interest in any corporation, partnership, business trust, association or business entity.

     3.4 CAPITALIZATION. The authorized capital stock of the Company consists, or will, upon the filing of the Restated Certificate, which will be filed prior to the Series A Closing Date, consist of 30,000,000 shares of Common Stock, $.001 par value per share, of which 24,000,000 shares will be designated "Class A Common Stock" and 6,000,000 shares will be designated "Class B Common Stock," and 11,000,000 shares of Preferred Stock, $.001 par value per share, of which 4,000,000 shares will be designated "Series A Preferred", 2,857,143 shares will be designated "Series B Preferred" and 3,174,603 shares will be designated "Series C Preferred." Prior to the Series A Closing, 2,010,000 shares of Common Stock were issued and outstanding and no shares of Preferred Stock will be issued and outstanding. All outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights. The Company has reserved 3,990,000 shares of its Common Stock for issuance to employees, consultants, or directors under stock option plans, stock purchase plans or arrangements approved by the Board of Directors. The Series A Preferred, Series B Preferred and Series C Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. Except as set forth above, there are no other authorized or outstanding subscription, warrant, option or other rights or rights or commitments (including, without limitation, preemptive rights or rights of first refusal) to purchase or acquire from the Company any shares of any class of capital stock of the Company or securities convertible into or exchangeable for such capital stock. The Company is under no duty to redeem or to repurchase any shares of any class or series of stock.


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     3.5  AUTHORIZATION. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Stockholders Agreement and the Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Series A Shares, the Series B Shares or the Series C Shares, as the case may be, and the Conversion Shares and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closings, as applicable. Each of this Agreement, the Stockholders Agreement and the Rights Agreement, when each is executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except this Agreement, the Stockholders Agreement and the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Series A Shares, Series B Shares and Series C Shares, as the case may be, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Restated Certificate. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Restated Certificate, as the case may be, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Series A Shares, Series B Shares and Series C Shares, as the case may be, and the Conversion Shares, as applicable, are not subject to any preemptive rights or any liens or encumbrances; provided, however, that the Series A Shares, Series B Shares, Series C Shares and the Conversion Shares, as applicable, may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or in the Rights Agreement or in the Stockholders Agreement attached hereto as EXHIBIT E (the "Stockholders Agreement").

     3.6 FINANCIAL STATEMENTS. Prior to any Series B and Series C Closing, the Company shall furnish to each Purchaser its unaudited balance sheet and the related statements of operations, stockholders' equity and cash flows for the most recently ended quarter (the "Financial Statements"). The Financial Statements shall be prepared in accordance with generally accepted accounting principles (except for the omission of footnotes) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except for liabilities and obligations that are accrued or reserved against in the Financial Statements, the Company will have no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except liabilities and obligations which are incurred in the ordinary course of business subsequent to the end of such quarter which have not been, either in any case or in the aggregate, materially adverse.

     3.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, lien, or encumbrance, other than the lien of current taxes not yet due and payable. All leases pursuant to which the Company leases real or personal property are valid and effective in accordance with their respective terms, and there exists no material default on the part of the Company under any thereof.

     3.8 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in breach or violation of any term of its Certificate of Incorporation or By-Laws, of any term or provision of any mortgage, deed of trust, indebtedness, indenture, contract, agreement, instrument,


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judgment or decree, or any order, statute, rule or regulation, in each case where such breach or violation would have a material adverse effect on the Company. No event or failure of performance has occurred that, with the passage of time or the giving of notice, would constitute such a breach or violation by the Company. The execution, delivery and performance of and compliance with this Agreement, the Stockholders Agreement and the Rights Agreement and the issuance, sale and delivery of the Series A Shares, Series B Shares, Series C Shares and the Conversion Shares, do not conflict with, and will not result in a breach or violation of the terms, conditions or provisions of, or constitute a default (or an event that, with the giving of notice or passage of time, or both, could result in a default) under, or result in the creation or imposition of any lien pursuant to the terms of, the Company's Certificate of Incorporation or Bylaws, or any statute, law, rule or regulation, any state or federal order, judgment or decree, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company, or any of its properties, is subject.

     3.9 LITIGATION, ETC. There is no action, proceeding or investigation pending or threatened against the Company or any of its properties or assets or that questions the validity of this Agreement, the Stockholders Agreement or the Rights Agreement or any action taken or to be taken in connection herewith. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit or proceeding has been instituted or is threatened by the Company.

     3.10 REGISTRATION RIGHTS. Except as set forth in the Rights Agreement, the Company is not under any contractual obligation to register (as defined in Section 1 of the Rights Agreement) any of its currently outstanding securities or any of its securities which hereafter may be issued.

     3.11 CERTAIN TRANSACTIONS. Neither the Company nor, to the Company's knowledge, any of its officers or directors has any interest (other than as holders of less than 1% of the voting securities of a publicly-traded company), either directly or indirectly, in any entity that currently (i) provides any services or designs, produces or sells any products or product lines that are the same, similar to or competitive with any activity or business in which the Company is engaged or proposes to engage; (ii) is a supplier, customer, or creditor of the Company; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary for the Company's business as currently conducted or proposed to be conducted. No employee, stockholder, officer or director of the Company, or their spouses or children, is indebted to the Company in any amount in excess of $5,000, nor is the Company indebted to any of them other than for payment of salary for services rendered and reasonable expenses.

     3.12 INTANGIBLE PROPERTY. The Company has taken all appropriate security measures to protect the secrecy, confidentiality and value of all trade secrets, know-how, inventions, designs, masks, processes and technical data required to conduct its business. The Company has not received any communication alleging that the Company has violated any third party's patent, maskwork right, moral right, trademark, trade secret, trade name or copyright. The Company owns


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and possesses or has sufficient license to (or is able to obtain on reasonable terms and terms not materially adverse to the financial condition of the Company sufficient license to) all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes and copyrights necessary for the operation of its business as currently conducted or proposed to be conducted. None of the Company's officers or employees has improperly used or is making improper use of any confidential information or trade secrets of others, including those of any former employer of such officer or employee. The Company is not aware of any violation by a third party of any of its patents, licenses, trademarks, trade names, service marks, copyrights, trade secrets or other proprietary rights.

     3.13 EMPLOYEES. The Company does not have any collective bargaining agreements with any of its employees, and no labor union organizing activity is pending or threatened with respect to the Company. No employee is obligated under any agreement or judgment that would conflict with such employee's obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted or proposed to be conducted. No employee is in violation of any term of any employment agreement, proprietary information agreement, non-competition agreement or any other agreement relating to such employee's relationship with any previous employer. Neither the execution nor delivery of this Agreement, the Stockholders Agreement or the Rights Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement, except as included in the Schedule of Exceptions. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company except as otherwise provided in any employment contract listed in the Schedule of Exceptions.

     3.14 INSURANCE. The Company has fire, casualty and liability insurance policies sufficient in amount to allow it to replace any of its tangible properties that might be damaged or destroyed and adequate to protect the Company and its financial condition against the risks involved in the business of the Company.

     3.15 SECURITIES LAWS; GOVERNMENTAL CONSENT. Based in part on the accuracy of the Purchaser' representations and warranties set forth in Section 4, the offer, sale and issuance of the Shares as provided in this Agreement are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 as amended (the "Securities Act"), and have been qualified (or are exempt from qualification) under all applicable state securities qualification requirements. Except for the filing of (a) Restated Certificate with the Secretary of State of the State of Delaware, and (b) notices required or permitted to be filed after each Closing Date with certain United States federal and state securities commissions, which notices the Company will file


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on a timely basis, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement, the Stockholders Agreement, or the Rights Agreement, the offer, sale or issuance of the Series A Shares, the Series B Shares and the Series C Shares (and the issuance of the Common Stock issuable upon conversion of the Shares), or the consummation of any other transaction contemplated hereby or by the Rights Agreement.

     3.16 CONTRACTS AND OTHER COMMITMENTS. The Company is not a party to any:

          (a) agreement for the purchase of fixed assets that involves an expenditure by the Company in excess of $10,000 or for the purchase of materials, supplies or equipment in excess of that amount;

          (b) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other person under which payments to such person exceed $10,000 per year; or

          (c) agreement or other commitment or arrangement with any person continuing for a period of more than three months from each applicable Closing Date which involves an expenditure or receipt by the Company in excess of $10,000.

     3.17 DISCLOSURE. The Company has fully provided each Purchaser with all the information that such Purchaser has requested for deciding whether to purchase the Series A Shares, Series B Shares and Series C Shares. This Agreement with the Exhibits hereto, when taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading.

     3.18 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     3.19 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

     3.20 SECTION 83(b) ELECTIONS. To the best of the Company's knowledge, all elections and notices required by Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws have been timely filed by all individuals who have purchased shares of the Company's Common Stock.

     3.21 QUALIFIED SMALL BUSINESS STOCK. So long as the shares of Series A, Series B or Series C Preferred Stock are held by a Purchaser (or a transferee) in whose hands the Series A or Series B Shares are eligible to qualify as "qualified small business stock" ("Small Business Stock"), within the meaning of
Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code")),
(i) the Company will use its best efforts not to cause it to lose its status as a "qualified small business" (provided it has such status), as defined in
Section 1202(d) of the Code;


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and (ii) the Company agrees not to repurchase any stock of the Company if such repurchase would cause the shares of Series A, Series B or Series C Preferred Stock not to be treated as Small Business Stock. Notwithstanding anything to the contrary in this Section 3.20, the Company shall not be obligated to take any action or refrain from taking any action which the Company has determined, in good faith, is not in its best commercial interests.

     3.22 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     3.23 NO FINANCIAL STATEMENT AND NEWLY INCORPORATED. The Company was incorporated on October 15, 1997 (the "Inception Date"). Since the Inception Date, the Company has not engaged in active operations and the Company does not have any material assets or liabilities, except as disclosed on the Schedule of Exceptions. Except as disclosed on the Schedule the Exceptions, the Company has not entered into any agreements (written or verbal) with any third parties, including employees and consultants. The Company has not prepared any financial statements for the interim period from the Inception Date to the date of this Agreement .

     3.24 CHANGES. Since the Inception Date, there has not been, except as duly approved by the Board of Directors:

          (a) any damage, destruction or loss, whether or not covered by insurance. materially and adversely affecting the business, properties, prospects, assets, liabilities or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

          (b) any waiver or compromise by the Company of a material right or of material debt owed to it;

          (c) any sale, assignment, or transfer by the Company of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

          (d) except as disclosed on the Schedule of Exceptions, any resignation or termination of employment of any key officer of the Company, including but not limited to Charles E. Moran, and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

          (e) any material mortgage, pledge, transfer of a security interest in, or lien, created by the Company with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (f) any material loans or guarantees made by the Company to or for the benefit of its employees, stockholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;


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          (g)  any declaration, setting aside, or payment of any dividend or other distribution of the Company's capital stock, or any material direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (h) any material adverse change in the business, property, assets, liabilities, financial condition or results of operations of the Company, except as disclosed on the Schedule of Exceptions;

          (i) any change or changes that are individually or in the aggregate material and not in the ordinary course of business in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise;

          (j) except as disclosed on the Schedule of Exceptions, any material change in the compensation arrangement of any of the Company's employees, officers or directors; or

          (k) any other event or condition of any character that has materially and adversely affected the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted).

     3.25 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee and officer of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form or forms which are attached as Exhibit E and have been delivered to the special counsels to the Purchasers. Each consultant to the Company has executed a Consulting Agreement containing confidentiality and assignment of inventions provisions similar to those included in the Proprietary Information and Inventions Agreement.

     3.26 TAX RETURNS, PAYMENTS, AND ELECTIONS. The Company has timely filed all tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitation son the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income of franchise tax or sales or use tax returns has ever been audited by governmental authorities.


                                    SECTION 4

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

          Each Purchaser hereby represents and warrants severally and not jointly, and Warburg with respect to Section 4.8 hereby covenants to the Company with respect to the purchase of the Series A Shares, Series B Shares and Series C Shares as follows:

     4.1 INVESTMENT EXPERIENCE. It is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Series A Shares, Series B Shares, Series C Shares and the underlying Common Stock.

     4.2 INVESTMENT INTENT. It is acquiring the Series A Shares, Series B Shares, Series C Shares and the underlying Common Stock for investment only for its own account, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Series A Shares, Series B Shares and Series C Shares to be purchased and the underlying Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent of the Purchaser as expressed herein.

     4.3 RULE 144. It acknowledges that the Series A Shares, Series B Shares, Series C Shares and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after the security was last held by the Company or an affiliate of the Company, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Company's securities.

     4.5 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities. It has also had an opportunity to ask questions of officers of the Company.

     4.6 AUTHORIZATION. Each of this Agreement, the Rights Agreement and the Stockholders Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as the indemnification provisions of
Section 5.6 of the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.7  LEGEND.

          (a) Each certificate representing (i) the Series A Shares, Series B and Series C Shares purchased hereunder, (ii) the Conversion Shares and (iii) any other securities issued in respect of the Series A Shares, Series B Shares or Series C Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

          (b) Such certificates shall also bear any legend required by the applicable laws of any state.

          4.8 VOTING LIMITATIONS. Notwithstanding any provision of the Restated Certificate, Warburg covenants that it shall only vote such number of shares of Series A Preferred Stock, Series B Preferred, Series C Preferred Stock and Class A Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as would equal up to 49.9% of the Voting Shares (as defined in the Restated Certificate) then issued and outstanding and shall abstain from voting any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Class A Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock that it would otherwise be entitled to vote under the Restated Certificate in excess of such 49.9% of the Voting Shares.

                                    SECTION 5

                              CONDITIONS TO CLOSING

     5.1 CONDITIONS TO BOTH THE PURCHASERS' AND THE COMPANY'S OBLIGATIONS. The obligations of each Purchaser to purchase and of the Company to issue and sell the Series A Shares, Series B Shares and Series C Shares are subject to the fulfillment, on or prior to each Closing Date, of all of the following conditions, any of which may be waived in whole or in part by mutual agreement of the Purchasers and the Company:

          (a) The Company shall have obtained all consents, permits and waivers necessary or appropriate on the part of the Company for consummation of the transactions contemplated by this Agreement, the Rights Agreement and the Stockholders Agreement. Except for the notices required to be filed after each Closing Date with certain federal and state securities commissions, which notices the Company will file on a timely basis, the Company shall have obtained all approvals of any federal or state governmental authority or regulatory body that are required on the part of the Company in connection with the lawful sale and issuance of the Series A Shares, Series B Shares, Series C Shares and the Common Stock issuable upon conversion of the Series A Shares, Series B Shares and Series C Shares.

          (b) At each Closing, the purchase of the Series A Shares, Series B Shares and Series C Shares by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers or the Company is subject.

          (c) The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

          (d) The Company and the Purchasers shall have entered into the Rights Agreement.

          (e) The Purchasers, the Company and the Existing Stockholders (as defined in the Stockholder Agreement) shall have entered into the Stockholder Agreement.

     5.2 ADDITIONAL CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT THE SERIES A CLOSING. In addition to the conditions set forth in Section 5.1 hereof, the Purchasers' obligation to purchase the Series A Shares is subject to the fulfillment, on or prior to the Series A Closing Date, of all of the following conditions (except as otherwise provided below), any of which may be waived in whole or in part by the Purchasers:

          (a) The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Series A Closing Date with the same force and effect as if they had been made on and as of the same date.

          (b) The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Series A Closing Date.

          (c) The Purchasers shall have received from Morrison & Foerster LLP, counsel to the Company, an opinion letter addressed to them, dated the Series A Closing Date and in substantially the form attached hereto as EXHIBIT F.

          (d) The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company and dated the Series A Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), 5.2(a) and 5.2(b).

     5.3 ADDITIONAL CONDITION TO OBLIGATIONS OF THE COMPANY AT THE SERIES A CLOSING. In addition to the conditions set forth in Section 5.1 hereof, the Company's obligation to issue and sell the Series A Shares to the Purchasers is subject to the fulfillment to the Company's satisfaction, on or prior to the Series A Closing Date, of the conditions, which may be waived in whole or in part by the Company:

          (a)  The representations and warranties made by the Purchasers in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Series A Closing Date with the same force and effect as if they had been made on and as of the same date.

          (b) The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to the Series A Closing Date.

          (c) The Purchasers shall have paid the consideration for the Series A Shares to be sold to the Purchasers as set forth in Section 1.2 hereof.

     5.4 ADDITIONAL CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT THE SERIES B CLOSINGS. In addition to the conditions set forth in Section 5.1 hereof, the Purchasers' obligation to purchase the Series B Shares is subject to the fulfillment, on or prior to each Series B Closing Date, of all of the following conditions (except as otherwise provided below), any of which may be waived in whole or in part by the Purchasers:

          (a) The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the subject Series B Closing Date with the same force and effect as if they had been made on and as of the same date, subject to changes occurring in the normal and ordinary course of the Company's business that are not materially adverse to the Company, its financial position or prospects or as otherwise contemplated herein.

          (b) The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the subject Series B Closing Date.

          (c) The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company and dated the subject Series B Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), 5.4(a) and 5.4(b).

          (d) The Purchasers shall have received from Morrison & Foerster LLP, counsel to the Company, an opinion letter addressed to them, dated the Series B Closing Date and in substantially the form attached hereto as EXHIBIT F.

     5.5 ADDITIONAL CONDITION TO OBLIGATIONS OF THE COMPANY AT SERIES B CLOSINGS. In addition to the conditions set forth in Section 5.1 hereof, the Company's obligation to issue and sell the Series B Shares to the Purchasers is subject to the fulfillment to the Company's satisfaction, on or prior to each Series B Closing Date, of the following conditions, which may be waived in whole or in part by the Company:

          (a)  The representations and warranties made by the Purchasers in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the subject Series B Closing Date with the same force and effect as if they had been made on and as of the same date.

          (b) The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to the subject Series B Closing Date.

          (c) The Purchasers shall have paid the consideration for the Series B Shares to be sold to the Purchasers as set forth in the subject Series B Notice of Sale.

     5.6 ADDITIONAL CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT THE SERIES C CLOSINGS. In addition to the conditions set forth in Section 5.1 hereof, the Purchasers' obligation to purchase the Series C Shares is subject to the fulfillment, on or prior to each Series C Closing Date, of all of the following conditions (except as otherwise provided below), any of which may be waived in whole or in part by the Purchasers:

          (a) The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the subject Series C Closing Date with the same force and effect as if they had been made on and as of the same date, subject to changes occurring in the normal and ordinary course of the Company's business that are not materially adverse to the Company, its financial position or prospects or as otherwise contemplated herein.

          (b) The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the subject Series C Closing Date.

          (c) The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company and dated the subject Series C Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), 5.4(a) and 5.4(b).

          (d) The Purchasers shall have received from Morrison & Foerster LLP, counsel to the Company, an opinion letter addressed to them, dated the Series C Closing Date and in substantially the form attached hereto as EXHIBIT F.

     5.7 ADDITIONAL CONDITION TO OBLIGATIONS OF THE COMPANY AT SERIES C CLOSINGS. In addition to the conditions set forth in Section 5.1 hereof, the Company's obligation to issue and sell the Series C Shares to the Purchasers is subject to the fulfillment to the Company's satisfaction, on or prior to each Series C Closing Date, of the following conditions, which may be waived in whole or in part by the Company:

          (a)  The representations and warranties made by the Purchasers in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the subject Series C Closing Date with the same force and effect as if they had been made on and as of the same date.

          (b) The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to the subject Series C Closing Date.

          (c) The Purchasers shall have paid the consideration for the Series C Shares to be sold to the Purchasers as set forth in the subject Series C Notice of Sale.

                                    SECTION 6

                                  MISCELLANEOUS

     6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

     6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchasers and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

     6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.

     6.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought. Any amendment or waiver effected in accordance with this section shall be binding upon the holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.

     6.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to Warburg, at 466 Lexington Avenue, 11th Floor, New York, New York 10017, facsimile: (212) 878-9359,
Attention: Stewart Gross or at such other address as Warburg shall have furnished the Company in writing, with a copy to Wilson, Sonsini, Goodrich & Rosati Professional Corporation ("WSGR"), 650 Page Mill Road, Palo Alto, CA 94304; (b) if to Gartner, at 56 Topgallant Road, Stanford, Connecticut 06904-2212; (c) if to the Company, at 9 Chicadee Court, Bedford, New Hampshire 03110, or at
such other address as the Company shall have furnished to the Purchasers in writing, with a copy to Michael C. Phillips, Esq., Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304, facsimile (650) 494-0792.

     6.6 SEVERABILITY. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.7  FINDER'S FEES.

          (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

          (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, is responsible.

     6.8 TITLES AND SUBTITLES. The titles of the Restated Certificate and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

     6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.10 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

     6.11 CONSENTS. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing or detrimentally relied upon and proved by clear and convincing evidence (other than alleged reliance) and shall be effective only to the extent specifically set forth in such writing or proved.

     6.12 PAYMENT OF FEES AND EXPENSES. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated; provided however, that if the Series A Closing is effected, the Company agrees to pay the reasonable fees and expenses of special counsel to the Warburg in an amount not to exceed $20,000.

     6.13 CONSTRUCTION OF AGREEMENT. No provision of this Agreement shall be construed against either party as the drafter thereof.

     6.14 SECTION REFERENCES. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

     6.15 VARIATIONS OF PRONOUNS. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

     6.16 EXHIBITS. All Exhibits and attachments hereto shall be deemed to be a part of this Agreement and are fully incorporated herein by this reference.

                             SCHEDULE OF PURCHASERS

                                                                                    Number             Aggregate
                                      Purchaser                                    of Shares         Consideration
                                      ---------                                    ---------         -------------

SERIES A                     Warburg, Pincus Ventures, L.P.                        3,600,000         $6,300,000.00
CLOSING                      G-Fund L.L.C.                                           400,000            700,000.00
                                                                                   ---------         -------------
                                                                     TOTAL         4,000,000         $7,000,000.00

SERIES B                     Warburg, Pincus Ventures, L.P.                        2,571,429         $5,400,000.90
CLOSING                      G-Fund L.L.C.                                           285,714            599,999.40
                                                                                   ---------         -------------
                                                                     TOTAL         2,857,143         $6,000,000.30

SERIES C                     Warburg, Pincus Ventures, L.P.                        2,857,143         $9,000,000.40
CLOSING                      G-Fund L.L.C.                                           317,460            999,999.00
                                                                                   ---------         -------------
                                                                     TOTAL         3,174,603         $9,999,999.40

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

"COMPANY"                                       "PURCHASERS"

SkillSoft Corporation,                          Warburg, Pincus Ventures, L.P.
a Delaware corporation
                                                By:  Warburg, Pincus & Co.
                                                Its: General Partner



By: /s/ Charles E. Moran                        By: /s/ Stewart Gross
    ----------------------------------              ----------------------------
Title: President and Chief Executive            Title: Partner
       Officer
       -------------------------------


                                                G-Fund L.L.C.
                                                a Delaware limited liability
                                                 company



                                                By: /s/ [illegible]
                                                    ----------------------------
                                                Title: Manager
                                                       -------------------------